Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2018 SECOND QUARTER RESULTS

Reports Combined Ratio of 83.6%

DeRidder, LA – August 1, 2018—AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of hazardous workers’ compensation insurance, today announced results for the second quarter ended June 30, 2018.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$88,995	$82,749	7.5%	$176,305	$173,661	1.5%
Net investment income	7,303	7,471	-2.2%	14,512	14,181	2.3%
Net realized losses on investments, pretax	(1,111)	(388)	NM	(1,142)	(569)	NM
Net income	16,956	15,481	9.5%	33,125	29,005	14.2%
Diluted earnings per share	$0.88	$0.81	8.6%	$1.72	$1.51	13.9%
Operating net income	17,774	15,733	13.0%	34,275	29,375	16.7%
Operating earnings per share	$0.92	$0.82	12.2%	$1.78	$1.53	16.3%
Book value per share	$23.11	$25.02	-7.6%	$23.11	$25.02	-7.6%
Net combined ratio	83.6%	81.9%		84.7%	84.4%
Return on average equity	15.5%	13.1%		15.2%	12.4%

G. Janelle Frost, President and Chief Executive Officer, commented, “Encouraged by reporting of the third straight year of underwriting profitability for the industry, competition in the workers’ compensation market remained aggressive in the second quarter. However, AMERISAFE’s niche focus provided some protection, and we responded to market conditions with a slight decrease in pricing. Our responsiveness resulted in record policy retention, which aided in offsetting premium decreases from loss costs declines. In addition, strong payroll audits and favorable case reserve development were essential to underwriting profitability, which resulted in an 83.6% combined ratio for the quarter.”

INSURANCE RESULTS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change
	(in thousands)			(in thousands)
Gross premiums written	$93,702	$87,039	7.7%	$191,044	$182,117	4.9%

Net premiums earned	88,995	82,749	7.5%	176,305	173,661	1.5%
Loss and loss adjustment expenses incurred	52,076	46,428	12.2%	105,238	102,644	2.5%
Underwriting and certain other operating costs, commissions, salaries and benefits	21,282	20,183	5.4%	41,548	41,405	0.3%
Policyholder dividends	1,092	1,163	-6.1%	2,425	2,534	-4.3%

Underwriting profit (pre-tax)	$14,545	$14,975	-2.9%	$27,094	$27,078	0.1%

Insurance Ratios:
Current accident year loss ratio	71.5%	69.0%		71.5%	69.0%
Prior accident year loss ratio	-13.0%	-12.9%		-11.8%	-9.9%

Net loss ratio	58.5%	56.1%		59.7%	59.1%
Net underwriting expense ratio	23.9%	24.4%		23.6%	23.8%
Net dividend ratio	1.2%	1.4%		1.4%	1.5%

Net combined ratio	83.6%	81.9%		84.7%	84.4%

•	Gross premiums written in the quarter increased by $6.7 million, or 7.7%, due to higher payroll audits and related premium adjustments offset by lower voluntary premiums written.

•	Voluntary premium for policies written during the quarter ended June 30, 2018 decreased by $0.4 million, or 0.5%, compared with the second quarter of 2017.

•	Payroll audits and related premium adjustments increased premiums written by $3.8 million in the second quarter of 2018, compared to a decrease in premiums written of $2.6 million in the second quarter of 2017. These adjustments led to the 7.7% increase in gross premiums written in the quarter.

•	The current accident year loss ratio for the second quarter was 71.5%, unchanged from the first quarter of 2018, and an increase of 1.0 percentage point from the 70.5% ratio for the full year 2017. During the quarter, the Company experienced favorable loss development for prior accident years, which reduced loss and loss adjustment expenses by $11.6 million, attributable to accident years 2016, 2015, 2013 and 2012 and prior. These results largely reflect favorable case reserve development on claims during the quarter.

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•	For the quarter ended June 30, 2018, the underwriting expense ratio was 23.9% compared with 24.4% in the same quarter in 2017. The decrease in the ratio in the quarter was due to higher net earned premiums compared with last year’s second quarter. Underwriting and other expenses were $1.1 million higher in the second quarter of 2018 compared to 2017, largely due to higher commission expense and premium taxes.

•	The effective tax rate for the quarter ended June 30, 2018 was 19.0% compared with 30.1% for the second quarter of 2017. The decrease is largely due to the new federal corporate tax rate of 21% on underwriting profits and taxable bond income.

INVESTMENT RESULTS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change
	(in thousands)			(in thousands)
Net investment income	$7,303	$7,471	-2.2%	$14,512	$14,181	2.3%
Net realized losses on investments (pre-tax)	(1,111)	(388)	NM	(1,142)	(569)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	76	—	NM	(314)	—	NM
Pre-tax investment yield	2.5%	2.6%		2.4%	2.4%
Tax-equivalent yield (1)	2.9%	3.3%		2.9%	3.3%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended June 30, 2018, decreased 2.2% to $7.3 million from $7.5 million in the second quarter of 2017, largely due to the increase in value of an investment in a limited partnership hedge fund in last year’s second quarter.

•	As of June 30, 2018, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

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CAPITAL MANAGEMENT

The Company paid a regular quarterly cash dividend of $0.22 per share on June 22, 2018. On July 31, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share, payable on September 21, 2018 to shareholders of record as of September 7, 2018.

Book value per share at June 30, 2018 was $23.11, an increase of 4.6% from $22.10 at December 31, 2017.

SUPPLEMENTAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(in thousands, except share and per share data)
Net income	$16,956	$15,481	$33,125	$29,005
Less:
Net realized losses on investments	(1,111)	(388)	(1,142)	(569)
Net unrealized gains (losses) on equity securities	76	—	(314)	—
Tax effect (1)	217	136	306	199

Operating net income (2)	$17,774	$15,733	$34,275	$29,375

Average shareholders’ equity (3)	$438,730	$474,247	$435,407	$468,771
Less:
Avg. accumulated other comprehensive income (loss)	(2,160)	1,438	765	962

Average adjusted shareholders’ equity	$440,890	$472,809	$434,642	$467,809

Diluted weighted average common shares	19,266,735	19,227,960	19,275,883	19,227,997
Return on average equity (4)	15.5%	13.1%	15.2%	12.4%
Operating return on average adjusted equity (2)	16.1%	13.3%	15.8%	12.6%
Diluted earnings per share	$0.88	$0.81	$1.72	$1.51
Operating earnings per share (2)	$0.92	$0.82	$1.78	$1.53

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21% for 2018 and 35% for 2017.
(2)	Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

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(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for August 2, 2018, at 10:30 a.m. Eastern Time to discuss the results for the quarter, as well as the outlook for future periods. To participate in the conference call dial 877-225-7695 (Domestic) or 720-545-0027 (International) at least ten minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through August 10, 2018. To access the replay, dial 855-859-2056 or 404-537-3406 and use the pass code 5490189#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors including the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2017. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$93,702	$87,039	$191,044	$182,117
Ceded premiums written	(2,369)	(2,198)	(4,699)	(4,589)

Net premiums written	$91,333	$84,841	$186,345	$177,528

Net premiums earned	$88,995	$82,749	$176,305	$173,661
Net investment income	7,303	7,471	14,512	14,181
Net realized losses on investments	(1,111)	(388)	(1,142)	(569)
Net unrealized gains (losses) on equity securities	76	—	(314)	—
Fee and other income	117	93	194	194

Total revenues	95,380	89,925	189,555	187,467

Expenses:
Loss and loss adjustment expenses incurred	52,076	46,428	105,238	102,644
Underwriting and other operating costs	21,282	20,183	41,548	41,405
Policyholder dividends	1,092	1,163	2,425	2,534

Total expenses	74,450	67,774	149,211	146,583

Income before taxes	20,930	22,151	40,344	40,884
Income tax expense	3,974	6,670	7,219	11,879

Net income	$16,956	$15,481	$33,125	$29,005

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Basic EPS:
Net income	$16,956	$15,481	$33,125	$29,005

Basic weighted average common shares	19,208,601	19,162,049	19,197,925	19,156,250
Basic earnings per share	$0.88	$0.81	$1.73	$1.51
Diluted EPS:
Net income	$16,956	$15,481	$33,125	$29,005

Diluted weighted average common shares:
Weighted average common shares	19,208,601	19,162,049	19,197,925	19,156,250
Stock options and restricted stock	58,134	65,911	77,958	71,747

Diluted weighted average common shares	19,266,735	19,227,960	19,275,883	19,227,997
Diluted earnings per share	$0.88	$0.81	$1.72	$1.51

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Investments	$1,167,040	$1,130,314
Cash and cash equivalents	21,176	55,559
Amounts recoverable from reinsurers	98,961	90,133
Premiums receivable, net	189,892	174,234
Deferred income taxes	19,891	19,262
Deferred policy acquisition costs	21,601	20,251
Other assets	35,720	28,483

	$1,554,281	$1,518,236

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$783,601	$771,845
Unearned premiums	167,310	157,270
Insurance-related assessments	30,070	28,246
Other liabilities	127,909	135,452
Shareholders’ equity	445,391	425,423

Total liabilities and shareholders’ equity	$1,554,281	$1,518,236

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